UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.       )

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☒	Soliciting Material Pursuant to §240.14a-12

State Auto Financial Corporation
(Name of Registrant as Specified In Its Charter) Liberty Mutual Holding Company Inc.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This Schedule 14A filing consists of the following communication relating to the proposed acquisition of State Auto Financial Corporation, an Ohio corporation (“STFC”), by Liberty Mutual Holding Company Inc., a Massachusetts mutual holding company (“LMHC”), and proposed merger of STFC with Pymatuning, Inc., an Ohio corporation and wholly-owned indirect subsidiary of LMHC (“Merger Sub I”), pursuant to the terms of an Agreement and Plan of Merger and Combination by and among LHMC, STFC, State Automobile Mutual Insurance Company, an Ohio mutual insurance company, Merger Sub I and Andover, Inc. an Ohio corporation and wholly-owned direct subsidiary of LMHC (“Merger Sub II”), dated as of July 12, 2021:

(i)                                E-mail from Jim MacPhee, President, Global Retail Markets of LHMC, to State Auto associates.

This communication was first used or made available on August 25, 2021.

Subject: Following up on your key questions

Hello State Auto – happy 100th anniversary! As promised, I am following up with answers and more details to the top of mind questions that you shared with us during the Town Hall last month.

Our time together in Columbus was not only an energizing experience for me and the Liberty Mutual leadership team, it was also a super critical opportunity for us to hear your questions directly from you. Since then, we have been working with our respective teams to get more concrete answers to some of those questions.

•	You asked us what will happen to your benefits and compensation…
For twelve months following the closing of the acquisition, we can confirm that there will be no reductions to your base salaries, hourly wage rates, annual target bonus opportunities, or target commission opportunities. In addition, Liberty Mutual will retain the State Auto One Team Incentive Plan (OTIP) through the end of 2022, and will transition to the Liberty Mutual bonus plan on January 1, 2023. Further, 2022 OTIP business results will be based on the greater of the actual business performance achieved or 75% of the target level of business performance to ensure that we can reward associate performance during this period of transition.

We can also confirm that your health, welfare and retirement benefits will remain unchanged through the end of next year. While we are continuing to learn more about State Auto’s benefit plans, our current thinking is that we will integrate State Auto associates into Liberty Mutual’s health, welfare and retirement plans at the beginning of 2023.

That again is our current thinking, and there is still a lot for us to learn from each other over the coming months. You can start to get a flavor of what we offer today by checking out our Liberty Mutual benefits site.

•	You asked about pension plans…
We recognize how hard many of you have worked for this benefit, that’s why for the twelve month period following the closing, we will not modify the State Auto Insurance Companies Employee Retirement Plan to reduce or cease benefit accruals for plan participants, except as may be required by law.

We know that you have other pensions-related questions that are not addressed here. We are making this topic a priority and will share more details in future communications.

•	You asked about the dress code and vacation policies…
We understand how important these are to you, and there will be no changes to them in 2022. These are important at Liberty Mutual too, and we have a business casual dress code, which includes jeans, and a flexible time off program. We want to learn more from you and your experience during 2022 and use that to evaluate the go forward dress code and time-away policies.

•	You asked about the annual performance review process…
Our approach to compensation is three-fold: be competitive in the market, pay for performance, and provide pay growth through promotional and in-role opportunities. We do have an established annual process to review employees’ annual salaries and to provide merit increases. And similar to State Auto, we have an incentive plan that covers all full- and part-time employees. Our Liberty Mutual benefits site offers overviews of key programs as well.

We also believe in a culture of continuous coaching. We have a series of quarterly check-ins and ask our leaders and supervisors to be vigilant about providing real-time feedback to associates so that we can all learn, grow, and develop over time. This is core to our culture and how we operate.

Our approach and philosophy to performance reviews may be different across our two companies, but they share a common goal of continuous personal improvement. We expect to transition you into our existing approach in 2023.

•	You asked about impact to associates on a work visa…
This is already being planned for and very much on our collective radar. Both of our teams are continuing to collaborate on ensuring there is no gap in sponsorship as a result of the closing and integration.

There are still some aspects of these topics that we are continuing to explore, and there are additional questions you brought to us that we are still working through. We are committed to sharing timely updates on important aspects relating to integration planning, as our work together continues on that front, to ensure you feel informed of the overall direction and progress. One way we’ll do this is through our newly established Transition Team that is comprised of members of the Liberty Mutual and State Auto teams. We’ll share more about the team’s structure in our next update in September. In the meantime, we want to keep hearing from you – that remains super important as we move through this process together. Continue sharing your questions using the “Submit your question” link on the Hub’s Transition channel.

And while I have you… I do want to share some exciting news we recently announced.

Introducing Hamid Mirza, our new head of GRM US

As you may have already heard, Hamid Mirza was recently appointed as the new President & Chief Operating Officer of our US region in Global Retail Markets (GRM). Hamid previously oversaw our global Product organization and brings a wealth of knowledge on new product development and innovation. He is an inspiring and innovative leader, who is a vocal advocate and active ally of our Employee Resource Groups and Diversity, Equity and Inclusion initiatives. Hamid enjoyed getting to know some of you during our visit to Columbus last month.

You’ll hear more from Hamid and me soon.

Thank you, again. Looking forward to becoming ONE Team!

Jim MacPhee
he/him/his
President
Global Retail Markets

Cautionary Notice Regarding Forward Looking Statements
Except for historical information, all other information in this communication consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, and related oral statements State Auto Financial Corporation (“STFC”) may make, are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. For example, (1) conditions to the closing of the transactions may not be satisfied; (2) regulatory approvals required for the transactions may not be obtained, or required regulatory approvals may delay the transactions or result in the imposition of conditions that could have a material adverse effect on Liberty Mutual Holding Company Inc. (“LMHC”), State Automobile Mutual Insurance Company (“SAM”) or STFC or cause the parties to abandon the transactions; (3) uncertainty as to the timing of completion of the transactions; (4) the business of LMHC, SAM or STFC may suffer as a result of uncertainty surrounding the transactions; (5) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (6) risks related to disruption of management’s attention from the ongoing business operations of LMHC, SAM or STFC due to the transactions; (7) the effect of the announcement of the transactions on the relationships of LMHC, SAM or STFC with its clients, operating results and business generally; (8) the outcome of any legal proceedings to the extent initiated against LMHC, SAM or STFC following the announcement of the proposed transaction; and (9) LMHC, SAM or STFC may be adversely affected by other economic, business, and/or competitive factors as well as management’s response to any of the aforementioned factors.  The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in STFC’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and other documents of STFC on file with the Securities Exchange Commission (“SEC”).  STFC undertakes no obligation to update or revise any forward-looking statements.

Additional Information and Where to Find It
In connection with the proposed transaction, STFC will file with the SEC a proxy statement and may file or furnish other documents with the SEC regarding the proposed transaction. This communication is not a substitute for the proxy statement or any other document that STFC may file with the SEC. The definitive proxy statement of STFC will be mailed to the shareholders of STFC. INVESTORS IN AND SECURITY HOLDERS OF STFC ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED WITH OR FURNISHED TO OR WILL BE FILED WITH OR WILL BE FURNISHED TO THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS.  Investors and security holders may obtain free copies of the proxy statement (when available) and other documents filed with or furnished to the SEC by STFC through the web site maintained by the SEC at www.sec.gov or by contacting STFC’s investor relations department.

Participants in the Solicitation
STFC and its directors and executive officers and SAM may be deemed to be participants in the solicitation of proxies from STFC’s shareholders in connection with the proposed transaction.  Information regarding STFC’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in STFC’s Annual Report on Form 10-K for the year ended December 31, 2020 and its annual proxy statement filed with the SEC on March 31, 2021. To the extent holdings of STFC securities by directors or executive officers of STFC have changed since the amounts contained in the annual proxy statement filed with the SEC on

March 31, 2021, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. A more complete description will be available in the proxy statement and other materials filed with or furnished to the SEC in connection with the proposed transaction.  You may obtain free copies of these documents as described in the preceding paragraph filed with or furnished to the SEC because they will contain important information.